    As filed with the Securities and Exchange Commission on January 14, 2002
                                                      Registration No. 333-____
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                              ____________________

                        eGAIN COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


                 Delaware                                       77-0466366
       (State or other jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                       Identification No.)

            714 E. Evelyn Avenue                                   94086
                Sunnyvale, CA                                    (Zip Code)
            (Address of principal
             executive offices)

                        eGain Communications Corporation
                      Amended and Restated 1998 Stock Plan
                              (Full title of plan)

                Ashutosh Roy                                   Copy to:
           Chief Executive Officer                     Stanley F. Pierson, Esq.
      eGain Communications Corporation                  Pillsbury Winthrop LLP
            714 E. Evelyn Avenue                         2550 Hanover Street
             Sunnyvale, CA 94086                         Palo Alto, CA 94304
               (408) 737-7400                               (650) 233-4500
        (Name, address and telephone
        number of agent for service)

   ---------------------------------         -----------------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                             Proposed             Proposed
                                                                             maximum              maximum
              Title of securities                       Amount to            offering             aggregate         Amount of
              to be registered/(1)/                  be registered/(2)/  price per share/(3)/   offering price    registration fee
---------------------------------------------------  ------------------  -------------------- ----------------   -----------------
Common Stock, par value $.001 per share: To be
issued under the eGain Communications Corporation
Amended and Restated 1998 Stock Plan                     2,000,000              $1.50            $3,000,000            $717
==================================================================================================================================

/(1)/  The securities to be registered include options to acquire Common Stock.

/(2)/  Calculated pursuant to General Instruction E on Form S-8.

/(3)/ Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purposes of calculating the registration fee. The maximum offering price per share is based upon the average of the high and low prices of the Registrant's Common Stock on January 7, 2002, as reported on the Nasdaq Stock Market.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                          INFORMATION REQUIRED PURSUANT
                      TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on March 21, 2000 (File No. 333-32854) is hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

         (a) Registrant's Annual Report on Form 10-K for its fiscal year ended June 30, 2001, filed with the Securities and Exchange Commission on September 28, 2001 and incorporated herein by reference.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year referred to in (a) above, covered by the Registration document.

         (c) The description of Registrant's Capital Stock contained in Registrant's registration statement on Form 8-A, filed September 3, 1999 pursuant to Section 12(g) of the Exchange Act.

         In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                    Exhibits.

         See Exhibit Index, which list of exhibits is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California, on the 14th day of January, 2002.

                                                eGAIN COMMUNICATIONS CORPORATION

                                                By       /s/ Ashutosh Roy
                                                  ------------------------------
                                                           Ashutosh Roy
                                                      Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ashutosh Roy, Gunjan Sinha, William McGrath and Milind Kasbekar, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Name                             Title                                  Date
            ----                             -----                                  ----
  /s/ Ashutosh Roy                      Chief Executive Officer and Director  January 14, 2002
--------------------------------------  (Principal Executive Officer)
             Ashutosh Roy


  /s/ Gunjan Sinha                      President and Director                January 14, 2002
--------------------------------------
             Gunjan Sinha

                       Name                                    Title                               Date
                       ----                                    -----                               ----
  /s/ Harpreet Grewal                            Chief Financial Officer (Principal         January 14, 2002
----------------------------------------------   Financial Officer)
               Harpreet Grewal


  /s/ Milind Kasbekar                            Vice President-Finance and                 January 14, 2002
----------------------------------------------   Administration (Principal Accounting
               Milind Kasbekar                   Officer)


  /s/ David Brown                                Director                                   January 14, 2002
----------------------------------------------
                 David Brown

  /s/ Mark A. Wolfson                            Director                                   January 14, 2002
----------------------------------------------
               Mark A. Wolfson

  /s/ Phiroz P. Darukhanavala                    Director                                   January 14, 2002
----------------------------------------------
           Phiroz P. Darukhanavala

                                INDEX TO EXHIBITS

     Exhibit
       No.                                Description
    ---------   ----------------------------------------------------------------

      5.1       Opinion of Pillsbury Winthrop LLP.

     23.1       Consent of Ernst & Young LLP, Independent Auditors.

     23.2       Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

     24.1       Powers of Attorney (see Signature page).

     99.1*      eGain Communications Corporation Amended and Restated 1998 Stock
                Plan.


_______________
* Incorporated by reference to Exhibit 10.3 to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 22, 1999 (File No. 333-83439).